Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

MRI Interventions, Inc.

Irvine, California

We consent to the reference of our Firm under the caption “Experts” in this Registration Statement on Form S-3 of MRI Interventions, Inc., and to the incorporation by reference of our report dated March 17, 2015 with respect to the consolidated financial statements of MRI Interventions, Inc. and Subsidiary as of and for the years ended December 31, 2014 and 2013 included in its Form 10-K filed March 17, 2015 with the Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina
August 17, 2015